Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

April 16, 2024

The Board of Directors

iBio, Inc.

8800 HSC Parkway

Bryan, Texas 77807

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 10,574,556 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of iBio, Inc., a Delaware corporation (the “Company”). All of the Shares are being registered on behalf of certain stockholders of the Company (the “Selling Stockholders”). The Shares consist of (i) 2,701,315 outstanding shares of Common Stock (the “Private Placement Shares”) that were sold to the Selling Stockholders pursuant to that certain Securities Purchase Agreement dated as of March 26, 2024 (the “Securities Purchase Agreement”); (ii) 2,585,963 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) that are were sold to the Selling Stockholders pursuant to the Securities Purchase Agreement; and (iii) 5,287,278 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Series E Common Warrants”) that were sold to the Selling Stockholders pursuant to the Securities Purchase Agreement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Securities Purchase Agreement; (iii) the Pre-Funded Warrants; (iv) the Series E Common Warrants; (v) resolutions adopted by the Board of Directors of the Company (the “Board”); (vi) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (vii) the second amended and restated bylaws of the Company (the “Bylaws”); and (viii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. We have also assumed that the Company will, at the time of any issuance of the Shares have a sufficient number of authorized but unissued shares of Common Stock pursuant to its Certificate of Incorporation to so issue the relevant number of Shares and such Shares will be issued for not less than the par value of the Common Stock.

Based upon and subject to the foregoing, we are of the opinion that (i) the Private Placement Shares are validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, and (iii) the Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

iBio, Inc.

Board of Directors

April 16, 2024

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP